                                  EXHIBIT 4.1


            THE 1995 INDEPENDENT DIRECTOR EQUITY PARTICIPATION PLAN
                                      OF
                        NATIONAL GOLF PROPERTIES, INC.


                  National Golf Properties, Inc., a Delaware corporation, has adopted The 1995 Independent Director Equity Participation Plan of National Golf Properties, Inc. (the "Plan"), effective May 1, 1995, for the benefit of its Independent Directors (as such term is defined below).

                  The purposes of this Plan are as follows:

                  (1) To provide an additional incentive for Independent Directors to further the growth, development and financial success of the Company by benefiting Independent Directors through the ownership of Company stock and/or rights which recognize such growth, development and financial success.

                  (2) To enable the Company to obtain and retain the services of Independent Directors, considered essential to the long range success of the Company by offering them an opportunity to own stock in the Company and/or rights which will reflect the growth, development and financial success of the Company.

                                   ARTICLE I

                                  DEFINITIONS

                  1.1 General. Wherever the following terms are used in this
                      -------
Plan they shall have the meaning specified below, unless the context clearly indicates otherwise.

                  1.2 Board. "Board" shall mean the Board of Directors of the
                      -----
Company.

                  1.3 Code. "Code" shall mean the Internal Revenue Code of 1986,
                      ----
as amended.

                  1.4 Common Stock. "Common Stock" shall mean the common stock
                      ------------
of the Company, par value $.01 per share, and any equity security of the Company issued or authorized to be issued in the future, but excluding any warrants, options or other rights to purchase Common Stock. Debt securities of the Company convertible into Common Stock shall be deemed equity securities of the Company.

                  1.5 Company. "Company" shall mean National Golf Properties,
                      -------
Inc., a Delaware corporation, and any successor thereto by merger or otherwise.

                  1.6 Director. "Director" shall mean a member of the Board.
                      --------

                  1.7 Employee. "Employee" shall mean any officer or other
                      --------
employee (as defined in accordance with Section 3401(c) of the Code) of the Company, or of any corporation which is a Subsidiary.

                  1.8 Exchange Act. "Exchange Act" shall mean the Securities
                      ------------
Exchange Act of 1934, as amended.

                  1.9  Fair Market Value. "Fair Market Value" of a share of
                       -----------------
Common Stock as of a given date shall be the average of the daily market price for the trading day on which the purchase of such share by the exercising party is consummated. The market price for each such trading day shall be: (i) if the shares of Common Stock are listed or admitted to trading on any securities exchange or the NASDAQ-National Market System, the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day, (ii) if the shares of Common Stock are not listed or admitted to trading on any securities exchange or the NASDAQ-National Market System, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the Company, or (iii) if the shares of Common Stock are not listed or admitted to trading on any securities exchange or the NASDAQ-National Market System and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the Company, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than 10 days prior to the date in question) for which prices have been so reported; provided that if there are no bid and asked prices reported during the 10 days prior to the date in question, the Fair Market Value of the shares of Common Stock shall be determined by the Company acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

                  1.10 Independent Director. "Independent Director" shall mean a
                       --------------------
member of the Board who is not an Employee of the Company.

                  1.11 Option.  "Option" shall mean a stock option
                       ------
granted under Article III of this Plan.

                  1.12 Optionee. "Optionee" shall mean an Independent Director
                       --------
granted an Option under this Plan.

                  1.13 Plan. "Plan" shall mean The 1995 Independent Director
                       ----
Equity Participation Plan of National Golf Properties, Inc.

                  1.14 Restricted Stock. "Restricted Stock" shall mean Common
                       ----------------
Stock awarded under Article VI of this Plan.

                  1.15 Restricted Stockholder. "Restricted Stockholder" shall
                       ----------------------
mean an Independent Director granted an award of Restricted Stock under Article VI of this Plan.

                  1.16 Rule 16b-3. "Rule 16b-3" shall mean that certain Rule
                       ----------
16b-3 under the Exchange Act, as such Rule may be amended from time to time.

                  1.17 Subsidiary. "Subsidiary" shall mean any corporation in an
                       ----------
unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                  1.18 Termination of Directorship. "Termination of
                       ---------------------------
Directorship" shall mean the time when an Optionee or Restricted Stockholder who is an Independent Director ceases to be a Director for any reason, including, but not by way of limitation, a termination by resignation, failure to be elected, death or retirement. The Board, in its sole and absolute discretion, shall determine the effect of all matters and questions relating to Termination of Directorship.

                                  ARTICLE II

                            SHARES SUBJECT TO PLAN

                  2.1  Shares Subject to Plan.
                       ----------------------

                  The shares of stock subject to Options and awards of Restricted Stock, shall be Common Stock, initially shares of the Company's Common Stock, par value $.01 per share. The aggregate number of such shares which may be issued upon exercise of such options or rights or upon any such awards under the Plan shall not exceed one hundred and forty eight thousand (148,000); and one hundred forty eight thousand (148,000) shares of the Company's common stock is hereby reserved and authorized for issuance pursuant to the terms of this Plan. The shares of Common Stock issuable upon exercise of such options or rights or upon any such awards may be either previously authorized but unissued shares.

                  2.2  Unexercised Options and Other Rights. If any Option, or
                       ------------------------------------
other right to acquire shares of Common Stock under any other award under this Plan, expires or is cancelled without having been fully exercised, the number of shares subject to such Option or other right but as to which such Option or other right was not exercised prior to its expiration or cancellation may again be optioned, granted or awarded hereunder.

                                  ARTICLE III

                              GRANTING OF OPTIONS

                  3.1  No Incentive Stock Options. No Option granted under this
                       --------------------------
Plan shall qualify as an "incentive stock option" under Section 422 of the Code.

                  3.2  Granting of Options. Options shall be granted to each
                       -------------------
Independent Director as follows:

                       (a) At the first annual meeting of the Company following the adoption of this Plan, each person who is then an Independent Director automatically shall be granted an Option to purchase two thousand (2,000) shares of Common Stock (subject to adjustment as provided in Section 8.3).

                       (b) Except with respect to those persons who receive grants under subsection (a), when a person is initially elected to the Board and is then an Independent Director, each such new Independent Director automatically shall be granted an Option to purchase two thousand (2,000) shares of Common Stock (subject to adjustment as provided in Section 8.3) on the date of his or her election to the Board. Members of the Board who are Employees who subsequently terminate from employment with the Company and remain on the Board will not receive an initial Option grant pursuant to this subsection (b), but to the extent they are otherwise eligible, will receive after termination from employment with the Company Options as described in subsection (c). Any person who becomes an Independent Director of any successor company to the Company and who, immediately prior to the transaction rendering such successor a successor to the Company, was an Independent Director of the Company will not be deemed for purposes hereof to be a newly elected Independent Director.

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

                       (c) On November 15 of each year during the term of the Plan, each then current Independent Director shall automatically be granted an Option to purchase two thousand (2,000) shares of Common Stock (subject to adjustment as provided in Section 8.3).

                  All the foregoing Option grants authorized by this Section 3.2 are subject to stockholder approval of the Plan.

                                  ARTICLE IV

                               TERMS OF OPTIONS

                  4.1  Option Agreement. Each Option shall be evidenced by a
                       ----------------
written Stock Option Agreement, which shall be executed by the Optionee and an authorized officer of the Company and which shall contain such terms and conditions as the Board shall determine, consistent with this Plan.

                  4.2  Option Price. The price per share of the shares subject
                       ------------
to each Option shall be 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted, without variation.

                  4.3  Option Term. The Option shall expire on the earlier of
                       -----------
(i) three months following the Optionee's Termination of Directorship or (ii) the tenth anniversary of the date the Option is granted, without variation.

                  4.4  Option Vesting
                       --------------

                  (a) Each Option shall become exercisable on the first anniversary of the date on which the Option was granted provided that the Optionee has not had a Termination of Directorship during such period. Except as provided in Section 8.4, there shall be no variation or acceleration of such vesting.

                  (b) No portion of an Option which is unexercisable at Termination of Directorship shall thereafter become exercisable.

                  4.5  Consideration. In consideration of the granting of an
                       -------------
Option, the Optionee shall agree, in the written Stock Option Agreement, to serve as a Director of the Company for a period of at least one year after the Option is granted. Nothing in this Plan or in any Stock Option Agreement hereunder shall confer upon any Optionee any right to continue as a Director of the Company, or shall interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to discharge any Optionee at any time for any reason whatsoever, with or without good cause.

                  4.6  Ownership Limit and REIT Status. No Option shall be
                       -------------------------------
granted or exercised hereunder if the grant or exercise of such Option would likely result in any of the following:

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

                  (a) a violation of the restrictions or limitations on ownership provided for from time to time under the terms of the organizational documents of the Company; or

                  (b) income to the Company that could impair the Company's status as a real estate investment trust, within the meaning of Section 856 through 860 of the Code.

                                   ARTICLE V

                              EXERCISE OF OPTIONS

                  5.1  Partial Exercise. An exercisable Option may be exercised
                       ----------------
in whole or in part; provided, however, that each partial exercise shall be for not less than 100 shares. An option shall not be exercisable with respect to fractional shares.

                  5.2  Manner of Exercise. All or a portion of an exercisable
                       ------------------
Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company or his office:

                  (a) A written notice complying with the applicable rules established by the Board stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Optionee or other person then entitled to exercise the Option or such portion;

                  (b) Such representations and documents as the Board, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended, and any other federal or state securities laws or regulations. The Board may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

                  (c) In the event that the Option shall be exercised pursuant to Section 8.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option; and

                  (d) Full cash payment to the Secretary of the Company for the shares with respect to which the Option, or portion thereof, is exercised. However, at the discretion of the Board, the terms of the Option may (i) allow a delay in payment up to thirty (30) days from the date the Option, or portion thereof, is exercised; (ii) allow payment, in whole or in part, through the delivery of shares of Common Stock owned by the Optionee, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof;
(iii) subject to the timing requirements of Section 5.3, allow payment, in whole or in part, through the surrender of shares of Common Stock then issuable upon exercise of the Option having a Fair Market Value on the date of Option exercise equal to the aggregate exercise price of the Option or exercised portion thereof; (iv) allow payment, in whole or in part, through the delivery of property of any kind which constitutes good and valuable consideration; (v) allow payment, in whole or in part, through the delivery of a full recourse promissory note bearing interest (at no less than such rate as shall then preclude the imputation of interest under the Code) and payable upon such terms as may be prescribed by the Board, or (vi) allow payment through any combination of the consideration provided in the foregoing subparagraphs (ii), (iii), (iv) and (v). In the case of a promissory note, the Board may also prescribe the form of such note and the security to be given for such note. The Option may not be exercised, however, by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law.

                  5.3  Certain Timing Requirements. At the discretion of the
                       ---------------------------
Board, shares of Common Stock issuable to the Optionee upon exercise of the Option may be used to satisfy the Option exercise price or the tax withholding consequences of such exercise, in the case of persons subject to Section 16 of the Exchange Act, only (i) during the period beginning on the third business day following the date of release of the quarterly or annual summary statement of sales and earnings of the Company and ending on the twelfth business day following such date or (ii) pursuant to an irrevocable written election by the Optionee to use shares of Common Stock issuable to the Optionee upon exercise of the Option to pay all or part of the Option price or the withholding taxes made at least six months prior to the payment of such Option price or withholding taxes.

                  5.4  Conditions to Issuance of Stock Certificates. The Company
                       --------------------------------------------
shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

                  (a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;

                  (b) The completion of any registration or other qualification of such shares under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Board shall, in its absolute discretion, deem necessary or advisable;

                  (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Board shall, in its absolute discretion, determine to be necessary or advisable;

                  (d) The lapse of such reasonable period of time following the exercise of the Option as the Board may establish from time to time for reasons of administrative convenience; and

                  (e) The receipt by the Company of full payment for such shares, including payment of any applicable withholding tax.

                  5.5  Rights as Stockholders. The holders of Options shall not
                       ----------------------
be, nor have any of the rights or privileges of, stockholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company to such holders.

                  5.6  Ownership and Transfer Restrictions. The Board, in its
                       -----------------------------------
absolute discretion, may impose such restrictions on the ownership and transferability of the shares purchasable upon the exercise of an Option as it deems appropriate. Any such restriction shall be set forth in the respective Stock Option Agreement and may be referred to on the certificates evidencing such shares. The Board may direct that the certificates evidencing shares acquired by exercise of an Option refer to such requirement to give prompt notice of disposition.

                                  ARTICLE VI

                           AWARD OF RESTRICTED STOCK

                  6.1  Award of Restricted Stock
                       -------------------------

                  (a) Restricted Stock shall be granted to each Independent Director as follows:

                              (a) At the first annual meeting of the Company following the adoption of this Plan, each person who is then an Independent Director automatically shall be granted two thousand (2,000) shares of Restricted Stock (subject to adjustment as provided in Section 8.3).

                              (b) Except with respect to those persons who receive grants under subsection (a), when a person is initially elected to the Board and is then an Independent Director, each such new Independent Director automatically shall be granted two thousand (2,000) shares of Restricted Stock (subject to adjustment as provided in Section 8.3) on the date of his or her election to the Board. Members of the Board who are Employees who subsequently terminate from employment with the Company and remain on the Board will not receive an initial grant of Restricted Stock pursuant to this subsection (b), but to the extent they are otherwise eligible, will receive after termination from employment with the Company Restricted Stock awards as described in subsection (c). Any person who becomes an Independent Director of any successor company to the Company and who, immediately prior to the transaction rendering such successor a successor to the Company, was an Independent Director of the Company will not be deemed for purposes hereof to be a newly elected Independent Director.

                              (c) On November 15 of each year during the term of the Plan, each then current Independent Director shall automatically be granted, five hundred (500) shares of Restricted Stock (subject to adjustment as provided in Section 8.3).

                  All the foregoing Restricted Stock awards authorized by this
Section 6.1 are subject to stockholder approval of the Plan.

                  (b) The purchase price shall be the par value per share, payable in cash or by check. In all cases, legal consideration shall be required for each issuance of Restricted Stock.

                  (c) Upon the dates set forth in subsection (a), the Board shall instruct the Secretary of the Company to issue the Restricted Stock then awarded pursuant to such subsection.

                  6.2  Restricted Stock Agreement. Restricted Stock shall be
                       --------------------------
issued only pursuant to a written Restricted Stock Agreement, which shall be executed by the Independent Director and an authorized officer of the Company and which shall contain such terms and conditions as the Board shall determine, consistent with this Plan.

                  6.3  Consideration. In consideration of the awarding of
                       -------------
Restricted Stock, in addition to payment of any purchase price, the Restricted Stockholder shall agree, in the written Restricted Stock Agreement, to serve as a Director of the Company for a period of at least one year after the Restricted Stock is issued. Nothing in this Plan or in any Restricted Stock Agreement hereunder shall confer on any Restricted Stockholder any right to continue as a Director of the Company, or shall interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to discharge any Restricted Stockholder at any time for any reason whatsoever, with or without good cause.

                  6.4  Rights as Stockholders. Upon delivery of the shares of
                       ----------------------
Restricted Stock to the escrow holder pursuant to Section 6.9, the Restricted Stockholder shall have, unless otherwise provided by the Board, all the rights of a stockholder with respect to said shares, subject to the Restrictions (defined below), including the right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that in the discretion of the Board, any
        --------  -------
extraordinary distributions with respect to the Common Stock shall be subject to the Restrictions.

                  6.5  Restriction. All shares of Restricted Stock issued under
                       -----------
this Plan (including any shares received by holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall be subject to the following restrictions:

                  Neither the Restricted Stock nor any interest or right therein or part thereof shall be liable for the debts, contracts, or engagements of Independent Director or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 6.5 shall not prevent transfers by will or by the applicable laws of descent and distribution.

In addition, no share of Restricted Stock granted to a person subject to Section 16 of the Exchange Act shall be sold, assigned or otherwise transferred until at least six months have elapsed from (but excluding) the date on which the Restricted Stock was issued. (The restrictions set forth in this Section 6.5, together with the right to repurchase set forth in Section 6.8 and any additional restrictions imposed under the Restricted Stock Agreement, are referred to herein as the "Restrictions.")

                  6.6  Lapse of Restrictions
                       ---------------------

                  (a) The Restrictions on an award of Restricted Stock shall lapse on the earlier of (i) the fifth anniversary of the date of such award provided that the Restricted Stockholder has not has a Termination of Directorship during such period and (ii) the Restricted Stockholder's normal retirement at or after age 65. Except as provided in Section 8.4, there shall be no variation or acceleration of the lapse of such Restrictions.

                  (b) Upon the lapse of the Restrictions with respect to any shares of Restricted Stock, the Company shall cause new certificates with respect to such shares to be issued and delivered to an Independent Director or his legal representative, free from the legend provided for in Section 6.10 and any of the other Restrictions. Notwithstanding the foregoing, no such new certificate shall be delivered to an Independent Director or his legal representative unless and until such Independent Director or his legal representative shall have paid to the Company in cash the full amount of all federal and state withholding or other employment taxes applicable to the taxable income of the Independent Director resulting from the grant of Restricted Stock or the lapse of the Restrictions.

                  6.7  Restrictions On New Shares
                       --------------------------

                  In the event that the outstanding shares of the Company's Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation pursuant to a merger of the Company into another corporation, or the exchange of all or substantially all of the assets of the Company for the securities of another corporation, or the acquisition by another corporation of 80% or more of the Company's then outstanding voting stock, or the liquidation or dissolution of the Company, or a stock split-up or stock dividend, such new or additional or different shares or securities which are attributable to the Independent Director in his capacity as the owner of the Restricted Stock, shall be considered to be Restricted Stock and shall be subject to all of the Restrictions.

                  6.8  Repurchase of Restricted Stock. Immediately upon a
                       ------------------------------
Termination of Directorship of a Restricted Stockholder, the Company shall have the right to repurchase from the Restricted Stockholder the Restricted Stock then subject to Restrictions, at a cash price per share equal to the price paid by the Restricted Stockholder for such Restricted Stock; provided, however, that
                                                         --------  -------
no such right of repurchase shall exist in the event of a Termination of Directorship following a Change in Control (as defined in Section 8.4(b) below) or because of the Restricted Stockholder's normal retirement at or after age 65.

                  6.9  Escrow. The Secretary of the Company or such other escrow
                       ------
holder as the Board may appoint shall retain physical custody of each certificate representing Restricted Stock until all of the Restrictions with respect to the shares evidenced by such certificate expire or shall have been removed.

                  6.10 Legend. In order to enforce the Restrictions imposed upon
                       ------
shares of Restricted Stock hereunder, the Board shall cause a legend or legends to be placed on certificates representing all shares of Restricted Stock that are still subject to Restrictions, which legend or legends shall make appropriate reference to the conditions imposed thereby.

                  6.11 Section 83(b). A Restricted Stockholder may not make an
                       -------------
election under Section 83(b) of the Code with respect to the receipt of any share of Restricted Stock.

                  6.12 Ownership Limit and REIT Status. No Restricted Stock
                       -------------------------------
shall be granted or vest hereunder if the grant or vesting of such Restricted Stock would likely result in any of the following:

                  (a) a violation of the restrictions or limitations on ownership provided for from time to time under the terms of the organizational documents of the Company; or

                  (b) income to the Company that could impair the Company's status as a real estate investment trust, within the meaning of Section 856 through 860 of the Code.

                                  ARTICLE VII

                                ADMINISTRATION

                  7.1  Duties and Powers of Board. It shall be the duty of the
                       --------------------------
Board to conduct the general administration of this Plan in accordance with its provisions. The Board shall have the power to interpret this Plan and the agreements pursuant to which Options and awards of Restricted Stock are granted or awarded, and to adopt such rules for the administration, interpretation, and application of this Plan as are consistent therewith and to interpret, amend or revoke any such rules. Any such grant or award under this Plan need not be the same with respect to each Optionee or Restricted Stockholder.

                  7.2  Majority Rule. The Board shall act by a majority of its
                       -------------
members in attendance at a meeting at which a quorum is present or by a memorandum or other written instrument signed by all members of the Board.

                  7.3  Compensation; Professional Assistance; Good Faith
                       -------------------------------------------------
Actions. Members of the Board shall receive such compensation for their services
-------
as members as may be determined by the Board. All expenses and liabilities which members of the Board incur in connection with the administration of this Plan shall be borne by the Company. The Board may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers, or other persons. The Board, the Company and the Company's officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Board in good faith shall be final and binding upon all Optionees and Restricted Stockholders, the Company and all other interested persons. No members of the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to this Plan, Options and awards of Restricted Stock, and all members of the Board shall be fully protected by the Company in respect of any such action, determination or interpretation.

                                 ARTICLE VIII

                           MISCELLANEOUS PROVISIONS

                  8.1  Not Transferable. Options or Restricted Stock awards
                       ----------------
under this Plan may not be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution, unless and until such rights or awards have been exercised, or the shares underlying such rights or awards have been issued, and all Restrictions applicable to such shares have lapsed. No Option or Restricted Stock award, or interest or right therein shall be liable for the debts, contracts or engagements of the Optionee or Restricted Stockholder or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect.

                  During the lifetime of the Optionee, only he may exercise an Option (or any portion thereof) granted to him under the Plan. After the death of the Optionee, any exercisable portion of an Option or other right or award may, prior to the time when such portion becomes unexercisable under the Plan, be exercised by his personal representative or by any person empowered to do so under the deceased Optionee's will or under the then applicable laws of descent and distribution.

                  8.2  Amendment, Suspension or Termination of this Plan. The
                       -------------------------------------------------
Plan shall terminate on the date of the annual meeting of the Board immediately following the tenth anniversary of the Board's adoption of this Plan. This Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board, provided that the provisions of the Plan relating to the timing and amount of Option and Restricted Stock awards, the price of Options and Restricted Stock, the exercise terms of Options and the Restrictions on Restricted Stock shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended from time to time, or rules thereunder. However, without approval of the Company's stockholders given within twelve months before or after the action by the Board, no action of the Board may, except as provided in Section 8.3, increase the limits imposed in Section 2.1 on the maximum number of shares which may be issued under this Plan, and no action of the Board may be taken that would otherwise require stockholder approval as a matter of applicable law, regulation or rule. No amendment, suspension or termination of this Plan shall, without the consent of the holder of Options or Restricted Stock awards, alter or impair any rights or obligations under any Options or Restricted Stock awards theretofore granted or awarded, unless the award itself otherwise expressly so provides. No Options or Restricted Stock may be granted or awarded during any period of suspension or after termination of this Plan.

                  8.3  Changes in Common Stock or Assets of the Company. In the
                       ------------------------------------------------
event that the outstanding shares of Common Stock are hereafter changed into or exchanged for cash or a different number or kind of shares or other securities of the Company, or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock splitup, stock dividend, or combination of shares, appropriate adjustments shall be made by the Board in the number and kind of shares for which Options and Restricted Stock awards may be granted, including adjustments of the limitations in Section 2.1 and appropriate adjustments shall be made by the Board in the number and kind of shares for the purchase of which Options or Restricted Stock are granted.

                  In the event of such a change or exchange, other than for shares or securities of another corporation or by reason of reorganization, the Board, subject to the other provisions of this Plan, shall also make an appropriate and equitable adjustment in the number and kind of shares as to which all outstanding Options, or portions thereof then unexercised, shall be exercisable and in the number and kind of shares of outstanding Restricted Stock. Such adjustment shall be made with the intent that after the change or exchange of shares, each Optionee's and each Restricted Stockholder's proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in an outstanding Option may include a necessary or appropriate corresponding adjustment in Option, exercise price, but shall be made without change in the total price applicable to the Option, or the unexercised portion thereof (except for any change in the aggregate price resulting from rounding-off of share quantities or prices).

                  Notwithstanding the foregoing, in the event of such a reorganization, merger, consolidation, recapitalization, reclassification, stock splitup, stock dividend or combination, or other adjustment or event which results in shares of Common Stock being exchanged for or converted into cash, securities or other property, the Company will have the right to terminate this Plan as of the date of the exchange or conversion, in which case all options, rights and other awards under this Plan shall become the right to receive such cash, securities or other property, net of any applicable exercise price.

                  In the event of a "spin-off" or other substantial distribution of assets of the Company which has a material diminutive effect upon the Fair Market Value of the Company's Common Stock, the Board may in its discretion make an appropriate and equitable adjustment to the Option exercise price to reflect such diminution.

                  8.4  Change of Control of the Company.
                       --------------------------------

                  (a)  In the event of a Change of Control (as defined below),
(i) each Option shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in this Plan or in the provisions of such Option, for a specified period of time prior to such event (as specified by the Board by resolution) and (ii) the Restrictions upon all shares of Restricted Stock shall immediately lapse upon such event and all such shares shall cease to be subject to repurchase under Section 6.8 after such event.

                  (b) "Change of Control" shall mean the occurrence or continuation of either of the following events:

                       (i) DGP Persons shall cease to Beneficially Own in the aggregate 20% or more of the total voting power in the aggregate of all classes of capital stock of the Company then outstanding (including shares of common stock issuable upon exchange of OP Units, whether or not such OP Units are immediately exchangeable and without regard to the Ownership Limit) normally entitled to vote in the election of directors of the Company (or any surviving entity); or

                       (ii) any transaction or series of transactions (whether by purchase of existing shares of common stock or OP Units, issuance of shares of common stock or OP Units, merger, consolidation or otherwise) the result of which is that (A) any Person or Group other than DGP Persons becomes the Beneficial Owner, directly or indirectly, of 30% or more of the total voting power in the aggregate of all classes of capital stock of the Company then outstanding (including shares of common stock issuable upon exchange of OP Units, whether or not such OP Units are immediately exchangeable and without regard to the Ownership Limit) normally entitled to vote in the election of directors of the Company (or any surviving entity) and (B) such Person or Group Beneficially Owns a greater percentage of such capital stock of the Company than is Beneficially Owned by DGP Persons.

                             As used in the foregoing definition:

                             "Beneficial Owner" or "Beneficially Owned" or "Beneficially Own" shall have the same meaning as such term has for purposes of Rule 13d-3 promulgated under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that a Person has the right to acquire, whether or not such right is immediately exercisable.

                             "DGP Persons" shall mean David G. Price and his heirs, current and former spouse(s), parents, parents-in-law, children, sons- and daughters-in-law and grandchildren and any trust or estate, all of the beneficiaries of which consist of David G. Price or David G. Price's heirs, current and former spouse(s), parents, parents-in-law, children, sons- and daughters-in-law or grandchildren.

                             "Group" shall have the same meaning as such term has for purposes of Sections 13(d) and 14(d) of the Exchange Act.

                             "Ownership Limit" shall have the same meaning as such term has in the certificate of incorporation of the Company.

                             "OP Units" shall mean units of limited partnership interest in National Golf Operating Partnership, L.P.

                             "Person" shall have the same meaning as such term has for purposes of Sections 13(d) and 14(d) of the Exchange Act.

                  8.5  Approval of Plan by Stockholders. This Plan will be
                       --------------------------------
submitted for the approval of the Company's stockholders within twelve months after the date of the Board's initial adoption of this Plan. Options may be granted and Restricted Stock may be awarded prior to such stockholder approval, provided that such Options shall not be exercisable and such Restricted Stock shall not vest prior to the time when this Plan is approved by the stockholders, and provided further that if such approval has not been obtained at the end of said twelve-month period, all Options previously granted and all Restricted Stock previously awarded under this Plan shall thereupon be cancelled and become null and void.

                  8.6  Tax Withholding. The Company shall be entitled to require
                       ---------------
payment in cash or deduction from other compensation payable to each Optionee or Restricted Stockholder of any sums required by federal, state or local tax law to be withheld with respect to the issuance, vesting or exercise of any Option or Restricted Stock. Subject to the timing requirements of Section 5.3, the Board may in its discretion and in satisfaction of the foregoing requirement allow such Optionee or Restricted Stockholder to elect to have the Company withhold shares of Common Stock (or allow the return of shares of Common Stock) having a Fair Market Value equal to the sums required to be withheld.

                  8.7  Loans. The Board may, in its discretion, extend one or
                       -----
more loans to key Independent Directors in connection with the exercise or receipt of an Option granted under this Plan, or the issuance of Restricted Stock awarded under this Plan. The terms and conditions of any such loan shall be set by the Board.

                  8.8  Limitations Applicable to Section 16 Persons.
                       --------------------------------------------
Notwithstanding any other provision of this Plan, any Option granted, or Restricted Stock awarded, to an Independent Director who is then subject to
Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the

Exchange Act) that are requirements for the application of such exemptive rule, and this Plan shall be deemed amended to the extent necessary to conform to such limitations. Notwithstanding any other provision of this Plan, no Option granted to a person subject to Section 16 of the Exchange Act shall be exercisable until at least six months have elapsed from (but excluding) the date on which the Option was granted and no shares of Restricted Stock may be sold or otherwise exchanged until at least six months have elapsed from (but excluding) the date on which the Restricted Stock was awarded.

                  8.9  Effect of Plan Upon Options and Compensation Plans. The
                       --------------------------------------------------
adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in this Plan shall be construed to limit the right of the Company (i) to establish any other forms of incentives or compensation for Employees, Directors or consultants of the Company or any Subsidiary or (ii) to grant or assume options or other rights otherwise than under this Plan in connection with any proper corporate purpose including but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, firm or association.

                  8.10 Compliance with Laws. This Plan, the granting and vesting
                       --------------------
of Options and Restricted Stock awards under this Plan and the issuance and delivery of shares of Common Stock and the payment of money under this Plan or under Options granted or Restricted Stock awarded hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan, Options or Restricted Stock granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

                  8.11 Limits on Ownership and Transfer. Any stock issued under
                       --------------------------------
this Plan shall be subject to the limits on ownership and transfer as set forth in the organization documents of the Company.

                  8.12 Titles. Titles are provided herein for convenience only
                       ------
and are not to serve as a basis for interpretation or construction of this Plan.

                  8.13 Governing Law. This Plan and any agreements hereunder
                       -------------
shall be administered, interpreted and enforced under the internal laws of the state of incorporation of the corporation issuing securities under this Plan without regard to conflicts of laws thereof.


                                    *  *  *

                  I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of National Golf Properties, Inc. on May 2, 1995.

                  Executed on this 2nd day of May, 1995.



                                               /s/ Edward R. Sause
                                               ------------------------
                                                       Secretary

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